Exhibit 10.2
Amendment
to
Warrants to Purchase Common Shares of
Allied World Assurance Company Holdings, Ltd
      This Amendment to Warrants to Purchase Common Shares of Allied World Assurance Company Holdings, Ltd (f/k/a Allied World Assurance Holdings, Ltd (the “Company”)), dated as of August 1, 2006, is entered into by and among the Company and GS Capital Partners 2000, L.P.; GS Capital Partners 2000 Offshore, L.P.; GS Capital Partners 2000, GmbH & Co. Beteiligungs KG; GS Capital Partners 2000 Employee Fund, L.P.; Stone Street Fund 2000, L.P.; and Bridge Street Special Opportunities Fund 2000, L.P. (collectively, the “GS Funds”), and shall be deemed effective as of the closing date of the IPO (as defined below).
      WHEREAS, on November 21, 2001 the Company issued warrants (the “Warrants”) to purchase common shares, par value U.S. $0.01 per share, of the Company (“Common Stock”), which included shares of voting common stock, par value U.S. $0.01 per share, of the Company (“Voting Common Stock”), non-voting common stock, par value U.S. $0.01 per share, of the Company (“Non-Voting Common Stock”) or both, upon the terms and conditions contained therein, to the GS Funds;
      WHEREAS, pursuant to a Registration Statement on Form S-1, dated March 17, 2006, as amended, on July 17, 2006, the Company completed an initial public offering of its common shares, and listed such common shares (the “IPO”), and immediately prior to the completion of the IPO, the Shareholders Agreement, dated as of November 21, 2001, between the Company and shareholders of the Company named therein (including the GS Funds), as amended (the “Shareholders Agreement”), was terminated and became of no further force and effect;
      WHEREAS, on July 7, 2006, the Company effectuated a 1-for-3 reverse stock split that reduced the number of shares underlying the Warrants from an aggregate of 16,500,000 to 5,500,000 (including, in both instances, the shares underlying Warrants issued to GS Funds and the other Industry Founders), and changed the par value of the Common Stock, Voting Common Stock and Non-Voting Common Stock from $0.01 per share to $0.03 per share;
      WHEREAS, immediately prior to the completion of the IPO, the Bye-Laws of the Company were amended and restated; and
      WHEREAS, the Company and the GS Funds wish to amend the GS Funds’ Warrants as provided herein;
      NOW, THEREFORE, BE IT RESOLVED, that:
1.	Amendment to Section l(d)(i). The words “Section 5.1 of the Shareholders Agreement” in clause (C) of Section 1(d)(i) of each GS Fund’s Warrant is hereby replaced with the words “Section 64 of the Bye-laws as in effect on July 17, 2006 immediately after the amendment and restatement thereof on such date (as amended and restated, the “Amended Bye-Laws”); and

2.	Amendment to Section 1(e). Section 1(e) of each GS Fund’s Warrant is hereby amended and restated to read as follows:
      “The Common Stock issued upon each exercise of this Warrant that is owned within the meaning of Sections 958(a) or 958(b) of the Code by a Founder (other than an Industry Founder) or any of such Founder’s Affiliates as defined in the Amended Bye-Laws shall be Non-Voting Common Stock, provided that, subject to the Ownership Limits set forth in Section 64 of the Amended Bye-laws, such shares shall convert to Voting Common Stock after the date such Common Stock is no longer so owned. For issuances not governed by the preceding sentence, the Common Stock issued upon each exercise of this Warrant shall be Voting Common Stock to the maximum extent possible without such exercise causing any Person to exceed the Ownership Limits set forth in Section 64 of the Amended Bye-laws, and all other Common Stock (if any) issued on such exercise shall be Non-Voting Common Stock unless the Holder requests Non-Voting Common Stock in the Notice of Exercise, in which case the Common Stock issued upon such exercise shall be Non-Voting Common Stock at least to the extent so requested. In determining the maximum amount of Voting Common Stock to be issued upon any exercise of this Warrant, effect shall be given to any Offsetting Transaction.”
      The GS Funds’ Warrants, as amended by this amendment (and giving effect to the termination of the Shareholders Agreement), shall remain in fill force and effect. This amendment shall be governed by and construed in accordance with the laws of the State of New York.
      This amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute a single document.
[Remainder of this Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned have executed this amendment as of the date first written above.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: SVP & General Counsel

GS CAPITAL PARTNERS 2000, L.P.

By:	GS Advisors 2000, L.L.C., its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Vice President

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By: GS Advisors 2000, L.L.C., its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Vice President

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

By:	Goldman Sachs Management GP GmbH, its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Attorney-in-Fact

BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.

By:	Bridge Street Special Opportunities 2000, L.L.C., its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Vice President

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:	GS Employee Funds 2000, L.L.C., its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Vice President

STONE STREET FUND 2000, L.P.

By:	Stone Street 2000, L.L.C., its general partner

By:	/s/ Christine Serfin

Name: Christine Serfin
Title: Vice President